UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

E ENERGY ADAMS, LLC
 (Exact name of registrant as specified in its charter)

Nebraska	000-52426	20-2627531
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Main Street, P.O. Box 49, Adams, Nebraska	68301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 988-4655

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On June 1, 2007, E Energy Adams, LLC (the “Company”) entered into a First Amended and Restated Redevelopment Contract (“Amended Contract”) with the Village of Adams (the “Village”) for the redevelopment of the ethanol plant site, which supersedes the redevelopment contract between the Company and the Village in May 2006. The Village will issue some form of tax increment financing (“TIF”) to assist the Company in the costs of redeveloping the site. The Amended Contract increases the maximum amount of TIF real estate valuation from $20,000,000 to $32,366,105 with interest to be determined by the Company (but not to exceed ten percent). The Company expects to receive approximately $3,900,000 in TIF financing. Payments are to be made semi-annually with interest only until 2009 and will mature December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E ENERGY ADAMS, LLC

June 6, 2007	/s/ Carl D. Sitzmann
Date	Carl D. Sitzmann, CEO